UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 28, 2025, FAT Brands Inc. (the “Company”) entered into an amendment to the whole business securitization credit facility of its Fazoli’s and Native Grill & Wings restaurant brands (the “Fazoli’s Securitization”) pursuant to Omnibus Amendment No. 1, dated as of March 28, 2025 (the “Omnibus Amendment”), by and among the Company, FAT Brands Fazoli’s Native I, LLC (the “Issuer”), the subsidiaries of the Issuer (the “Guarantors”), UMB Bank, N.A., as trustee and securities intermediary, and each noteholder under the Fazoli’s Securitization (the “Noteholders”).

The Omnibus Amendment amended the principal agreements under the Fazoli’s Securitization, consisting of the (i) Base Indenture, (ii) Series 2021-1 Supplement to Base Indenture, (iii) Management Agreement, (iv) Back-Up Management Agreement, and (v) Control Party Agreement, each dated December 15, 2021 (the “Amendment Documents”).

Pursuant to the Omnibus Amendment, the Company agreed with the Noteholders and the other parties to the Amendment Documents to the following material changes (all capitalized terms have the meanings given in the Base Indenture and Series 2021-1 Supplement, as applicable):

●	The “Anticipated Call Date” of all tranches of Notes issued under the Fazoli’s Securitization has been extended from July 2023 to October 2025. If the Issuer has not repaid or refinanced the Notes by the Anticipated Call Date, additional interest equal to 1.0% per annum will accrue on each tranche of Notes.

●	The “Anticipated Repayment Date” of the Class A-2 Notes has been extended from January 2025 to July 2026. If the Issuer has not repaid or refinanced the Class A-2 Notes by the Anticipated Repayment Date, additional interest equal to 2.5% per annum will accrue on the Class A-2 Notes.

●	Certain financial covenants tied to debt service coverage ratios or leverage ratios of the Issuer that, if triggered, could cause a “Rapid Amortization Event”, “Cash Flow Sweeping Event” or “Event of Default”, have been relaxed or deferred to dates in 2026.

●	The definition of “Permitted Asset Dispositions” in the Base Indenture has been amended to allow the disposition of leases and subleases of real estate which are producing negative cash flow and causing a material decrease in ongoing collections, including any sale of a Company Restaurant to a Franchisee for the conversion of a Company Restaurant to a Franchised Restaurant. This change is intended to permit the Company to refranchise all or a portion of its corporate-owned Fazoli’s restaurants.

●	Provided that the “Majority of Controlling Class Members” have the right to instruct the “Controlling Class Representative” for purposes of the Amendment Documents.

●	Conforming revisions were made to the other Amendment Documents consistent with the above changes.

The above description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Omnibus Amendment No. 1, dated March 28, 2025, by and among FAT Brands Inc., FAT Brands Fazoli’s Native I, LLC, the Guarantors named therein, UMB Bank, N.A., as trustee and securities intermediary, and each Noteholder named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2025

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer